Contact:Janet G. Keckeisen Vice President, Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND

DALLAS, TEXAS – October 26, 2022 – Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of nineteen cents ($0.19) per share on its common stock, payable on December 15, 2022 to stockholders of record at the close of business on December 1, 2022.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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